Exhibit 31.1

CERTIFICATION

I, Robert S. Ehrlich, certify that:

1.      I have reviewed this amended quarterly report on Form 10-Q/A of Arotech Corporation;

2.      Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report;

Dated:    November 21, 2013
/s/ Robert S. Ehrlich
Robert S. Ehrlich, Chairman and CEO
(Principal Executive Officer)

A signed original of this written statement required by Section 302 has been provided to Arotech Corporation and will be retained by Arotech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.